UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 April 11, 2006
                                 --------------
                                 Date of Report


                                 Score One, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)


          Nevada                      000-26717                   88-0409164
-----------------------------       --------------           -------------------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

    Suites 2203-06, Level 22, Office Tower, Langham Place, 8 Argyle Street,
    -----------------------------------------------------------------------
                          Mongkok, Kowloon, Hong Kong
                          ---------------------------
                    (Address of principal executive offices)

                                 +852 3105 5063
                                 --------------
              (Registrant's telephone number, including area code)

Section 1. Registrant's Business and Operations
-----------------------------------------------

Item 1.01  Entry into a Material Definitive Agreement

On April 9, 2006, Score One, Inc., a Nevada corporation (the "Registrant" or "Score One") entered into a Sale and Purchase Agreement (the "Agreement") with RC Capital Limited, a Hong Kong corporation and wholly-owned subsidiary of the Registrant ("RC Capital"), Dalian Fengming International Recreation Town Co., Ltd. ("Dalian Fengming") and Ms. Hoi-ho Kiu, CEO of the Registrant, which sets forth the terms and conditions of the acquisition of Dalian Fengming International Recreation Town Phase II ("Recreation Town") in exchange for 28,000,000 shares of common stock in the Registrant. The transaction is contemplated to be closed on or before July 31, 2006.

Section 2. Financial Information
--------------------------------

Item 2.01  Completion of Acquisition or Disposition of Assets

The Registrant estimates that the sale and purchase of Recreation Town will be completed before July 31, 2006. Recreation Town is a piece of undeveloped land of 1,000,000 square meters located in a peninsula in Dalian, China. Recreation Town was part of a large resort project originally planned to be developed by Dalian Fengming in 1992 which was never started due to lack of financing for development. According to Dalian Fengming, the current market value of Recreation Town is approximately RMB 600 million (approximately $75,000,000).

There were never any operations conducted with Recreation Town. The Registrant plans to commence the development of Recreation Town in the near future. Accordingly, it is actively seeking equity and/or debt financing in an amount up to $25,000,000, in order to finance the anticipated development costs.

Section 3. Securities and Trading Markets
-----------------------------------------

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Agreement, the Registrant shall issue 18,000,000 shares and 10,000,000 shares of common stock to Ms. Hoi-ho Kiu and Dalian Fengming, respectively. The total fair market value of such shares is considered to be $75,000,000. This transaction was exempt from the registration provisions of the Securities Act of 1933 (the "Act") by virtue of Section 4(2) of the Act as a transaction by an issuer not involving any public offering. The securities issued in this transaction were restricted securities as defined in Rule 144 of the Act. The Registrant believes that Ms. Hoi-hoi Kiu and Dalian Fengming are "accredited investors" under Rule 501 under Regulation D of the Act and had adequate access to information about the Registrant.


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


Section 9. Financial Statements and Exhibits
--------------------------------------------

Item 9.01  Financial Statements and Exhibits

           Exhibits.
           ---------

           10.1 Sale and Purchase Agreement, dated April 9, 2006, among Score One, Inc., RC Capital Limited, Dalian Fengming International Recreation Town Co., Ltd. and Ms. Hoi-ho Kiu.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2006

                                                         SCORE ONE, INC.


                                                         By:    /s/ Lai Ming Lau
                                                            --------------------
                                                         Name:  Lai Ming Lau
                                                         Title: Director and CFO



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